Exhibit 10.26

STOCKHOLDERS AGREEMENT

This Stockholders Agreement is made and entered into as of the [•] day of [•], 2010 (this “Agreement”), by and between Global Aviation Holdings, Inc., a Delaware corporation (including successors, the “Company”), and MatlinPatterson ATA Holdings LLC, a Delaware limited liability company (including successors, the “Investor”).

RECITALS

WHEREAS, Investor holds a significant portion of the Company’s outstanding equity securities;

WHEREAS, the Company is currently contemplating an IPO; and

WHEREAS, the parties believe that it is in the best interests of the Company and its stockholders to set forth their agreements on certain matters.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, and other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.                                      Definitions

1.1                               Definitions of Certain Terms

For purposes of this Agreement, the following terms have the indicated meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such first Person.  As used in this definition, “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of securities, partnership interests or by contract or otherwise.  Notwithstanding the foregoing, solely for purposes of this Agreement, the directors and officers of the Company or any of its Subsidiaries shall not, solely as a result of holding such office, be deemed Affiliates of the Investor.  With respect to the Investor, the term “Affiliate” shall also include its general partner or investment manager or similar Person, and any other entity with the same general partner or investment manager or similar Persons.  For the avoidance of doubt, no Person shall be deemed the Affiliate of any other Person merely by virtue of holding an ownership interest of 10% or more in such Person, or pursuant to any other presumption regarding “affiliate” status.

“beneficially own” has the meaning given such term in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this Agreement such Person or Group shall be deemed to have “beneficial ownership” of all shares that any such Person or Group has the right to acquire, whether such right is exercisable immediately or only after the passage of time.  The terms “beneficially owned” and “beneficial owner” shall have meanings correlative of the foregoing.  For the avoidance of doubt, no shares of Voting Stock held by officers or directors of the Company shall be deemed to be beneficially owned by the Investor or its Affiliates, solely as a result of such officer or director holding such office.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by applicable law to close.

“Bylaws” means the Amended and Restated Bylaws of the Company, as amended from time-to-time, or similar governing document (or, with respect to any successor, any similar governing document).

“Capital Stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of the Company, including any Common Stock or any preferred stock of the Company, but excluding any non-voting debt securities convertible into such equity.

“Charter” means the Amended and Restated Certificate of Incorporation of the Company, as amended from time-to-time (or, with respect to any successor, any similar governing document).

“Common Stock” means the common stock of the Company, par value $0.0001 per share.

“Company” is defined in the preamble to this Agreement.

“Confidential Information” is defined in Section 3.1.

“Demand Registration” is defined in Section 4.2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, in each case as in effect from time to time.

“Governmental Authority” means any international, supranational or national government, any state, provincial, local or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the United States or a foreign nation or jurisdiction, any State of the United States or any political subdivision of any thereof, any court, tribunal or arbitrator, or any self-regulatory organization.

“Group” has the meaning given such term in Section 13(d)(3) and Rule 13d-3 of the Exchange Act.

“Holdback Period” means, with respect to any registered offering by the Company, (1) ninety (90) days after and during the ten (10) days before, the effective date of the related Registration Statement or, in the case of a takedown from a shelf registration statement, ninety (90) days after the date of the prospectus supplement filed with the SEC in connection with such takedown and during such prior period (not to exceed ten days) as the Company has given reasonable written notice to the Holder or (2) such shorter period as the Investor, the Company and the underwriter of such offering, if any, shall agree.

“Holder” means any Person holding Registrable Securities.

“Holders’ Counsel” is defined in Section 4.9.2.

“Independent Directors” mean those members of the Board who are not Investor Directors.

“Investor” is defined in the preamble to this Agreement.

“Investor Director” is defined in Section 2.2.1.

“Investor Transaction” means any transaction between the Company or its Subsidiaries on the one hand and the Investor or its Affiliates on the other, in which the Investor or its Affiliates have a material  interest distinct from that of the other holders of the Common Stock of the Company.

“IPO” shall mean the completion of a public offering of the Company’s Common Stock pursuant to a Registration Statement on Form S-1.

“MatlinPatterson Entities” means MatlinPatterson Global Advisers LLC and its Affiliates.

“Non-Management Independent Directors” mean those Independent Directors who are not officers or employees of the Company or any of its Subsidiaries.

“Notice” is defined in Section 6.1.1.

“Person” means any individual, corporation, partnership, firm, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, Governmental Authority or other legal entity.

“Piggyback Registration” is defined in Section 4.7.1.

“Registration Request” is defined in Section 4.2.

“Registrable Securities” means (i) any and all shares of Common Stock, including Common Stock issued or issuable pursuant to the conversion, exercise or exchange of other securities, rights, options or warrants, beneficially owned by the Investor, whether owned on the date hereof or acquired hereafter, and (ii) any and all shares of Common Stock issued or issuable with respect to the securities referred to in clause (i) by way of stock dividend or a stock split or in connection with any combination of shares, recapitalization, merger, consolidation or other reorganization; provided that securities shall cease to be Registrable Securities when: (a) a registration statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective registration statement, (b) with respect to any Holder the entire amount of the Registrable Securities held by such Holder may be sold in a single sale pursuant to Rule 144 (to the extent that such shares represent less than 5% of the outstanding voting power of the Voting Stock of the Company), (c) such Registrable Securities have been sold in a sale pursuant to Rule 144, or (d) the Registrable Securities are Transferred to a Person not entitled to the registration rights granted by this Agreement.

“Registration Expenses” is defined in Section 4.9.1.

“Registration Statement” means the prospectus and other documents filed with the SEC to effect a registration under the Securities Act.

“SEC” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, in each case as in effect from time to time.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing 50% or more of the equity or 50% or more of the ordinary voting power is or, in the case of a partnership, 50% or more of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent.

“Transfer” means any transfer, sale, assignment, donation, option, pledge, lien, hypothecation or other disposition or encumbrance, whether directly or indirectly, by operation of law or otherwise, or any agreement to do any of the foregoing.

“Voting Stock” means securities of any class of Capital Stock of the Company entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board.

1.2                               Headings; Table of Contents

Headings and table of contents should be ignored in construing this Agreement.

1.3                               Singular, Plural, Gender

In this Agreement, unless the context otherwise requires, references to one gender include all genders and references to the singular include the plural and vice versa.

1.4                               Interpretation

In this Agreement, unless the context otherwise requires, any reference to “including” or “in particular” shall be illustrative only and without limitation.

2.                                      Corporate Governance

2.1                               Size of Board.  Upon the IPO, the authorized number of directors on the Board shall be seven, subject to increase or decrease by the Board from time-to-time, in accordance with the Charter, the Bylaws and this Agreement.

2.2                               Investor Representatives.

2.2.1                     From and after the IPO, so long as the Investor, together with its Affiliates, owns total voting power of Voting Stock representing at least 10% of the total voting power of Voting Stock (which for this purpose shall not include voting stock that the Investor or its Affiliates have the right to acquire), the Investor shall be entitled to designate such number of directors (rounded up to the nearest whole person) to be nominated to serve on the Board as would be proportionate to the total voting power of the Voting Stock beneficially owed by the Investor, together with its Affiliates (each director nominee designated by the Investor, an “Investor Director”); provided that, in the event that the Investor, together with its Affiliates, owns less than a majority of the voting power of Voting Stock (which for this purpose shall not include voting stock that the Investor or its Affiliates have the right to acquire), (i) the Investor Directors shall be rounded down to the nearest whole person, and (ii) the Board shall be composed of a majority of directors who are not affiliated or associated with the Investor and who are not executives or employees of the Company or its Subsidiaries.

2.2.2                     From and after the closing of the IPO, the Company shall cause the nomination of each Investor Director (to the extent that such Investor Director would be up for election at such time) in connection with any subsequent proxy statement or information statement pursuant to which the Company intends to solicit stockholders with respect to the election of directors and to have the Board recommend in connection with such subsequent proxy statement or information statement that the stockholders of the Company vote for the election of each Investor Director up for election at such time.  At least ninety calendar days prior to any meeting of stockholders at which directors shall be elected, the Investor shall provide the Company with a written questionnaire providing such information with respect to the background and qualification of each Investor Director that would be required to be disclosed to stockholders pursuant to the Bylaw requirements for nominations to the Board.  For the avoidance of doubt, the Company shall not be required to cause an Investor Director to be nominated to the Board, unless, pursuant to Section 2.2.1 above, the Investor is entitled to nominate the number of Investor Directors that will serve on the Board, assuming such Investor Director to be nominated is elected.

2.2.3                     If prior to the end of the term of any member of the Board that is an Investor Director, a vacancy in the office of such director shall occur by reason of death, resignation, removal or disability, or for any other cause, such vacancy shall be filled by the Board, at the direction of the Investor, with another Investor Director, and the Investor shall have the right to replace any Investor Director, at any time, with or without cause.

2.2.4                     The election and appointment of each Investor Director shall be subject to all legal requirements and the Company’s reasonable governance standards regarding service as a director of the Company and to the reasonable approval of the Nominating and Corporate Governance Committee of the Board; provided that the Company shall use reasonable efforts to seek such approval in a reasonably prompt manner and in no event later than the next regularly scheduled meeting of such committee following the delivery of notice from the Investor to the Company designating an Investor Director.  Furthermore, no manager, member, partner, employee, or consultant of or to any of the MatlinPatterson Entities shall be excluded from serving as an Independent Director solely due to the fact that such manager, member, partner, employee, or consultant is Affiliated or associated with the MatlinPatterson Entities.

2.2.5                     From and after the IPO, upon the Investor and its Affiliates ceasing to beneficially own the percentage of the total voting power of Voting Stock required to entitle the Investor to designate, pursuant to Section 2.2.1, the number of Investor Directors then so designated, the Company may request that the requisite number of Investor Directors then serving on the Board resign as directors, and the Investor shall use reasonable efforts to cause such Investor Directors to resign promptly from the Board, so that the number of Investor Directors shall equal the number that the Investor is then-entitled to be designated under Section 2.2.1.  The Board, after considering any person nominated by the Investor to fill such vacancy, shall have the right to fill any vacancy resulting therefor.

2.3                               Committees and Subsidiary Boards

2.3.1                     For so long as the Company constitutes a “Controlled Company” under the applicable rules of the NASDAQ Global Select market and is otherwise permitted by such rules and applicable law, each committee of the Board (other than the Audit Committee or any committee of Independent Directors formed to consider any Investor Transaction) shall contain such number of Investor Directors so that the number of Investor Directors on such committee shall be as nearly as possible proportional to the total number of Investor Directors on the Board.

2.3.2                     Upon the written request of the Investor, the boards of any or all Subsidiaries (and committees thereof, if any) of the Company shall contain at least one (1) Investor Director.

2.4                               Preapproval.  Notwithstanding anything  to the contrary herein, any proposed Investor Transaction must be pre-approved by a majority of the Non-Management Independent Directors.

2.5                               Observer Rights.  For so long as the Investor, together with its Affiliates, owns total voting power of the Voting Stock representing at least 5% of the total voting power of Voting Stock, the Company will allow a representative of the Investor to attend all meetings of its Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that (i)  such representative shall agree to hold in confidence and trust all information so provided in accordance with Section 3 below, (ii) the Board reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if it determines in good faith that access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets to such representative that would be materially injurious to the Company, and (iii) such observer shall be excluded from all “executive sessions” of the Board if any other persons who are not members of the Board, other than counsel to the Company, are also excluded.  The Investor’s representative may include any individual the Investor designates.

3.                                      Confidential Information

3.1                               The Investor covenants and agrees that it shall keep all confidential information relating to the Company that it receives in its capacity as either a stockholder of the Company or in connection with its rights under this Agreement, and information received from the Investor Directors and observers provided for in Section 2.5 (such information, “Confidential Information”) confidential, not use such information in any manner that is adverse to the interests of the Company or its Subsidiaries, and not disclose such information to any third party without the written consent of the Company unless the Confidential Information is:

3.1.1                     already in possession of the public or becomes available to the public other than through any act or omission of the Investor or its Affiliates in violation of this Agreement;

3.1.2                     required to be disclosed under any applicable law or by any governmental order, decree, regulation or rule or is requested by any Governmental Authority having jurisdiction over the Investor or its Affiliates or in connection with any legal proceedings, subject to compliance with the provisions of Section 3.2;

3.1.3                     acquired independently from a third party that represented that it has the right to disseminate such information at the time it is acquired by the Investor or its Affiliates without restriction;

3.1.4                     disclosed in connection with the proposed or actual transfer by the Investor of any of its Voting Stock or other equity interests in the Company; provided that the transferee, acquirer or counterparty to such transaction is bound by confidentiality provisions that are no less restrictive than this Section 3; provided further that the Company shall promptly provide the Investor with any information, including Confidential Information, and cooperate with the Investor and perform all actions, to the extent reasonably requested by the Investor;

3.1.5                     disclosed to the MatlinPatterson Entities, and any managers, directors, officers and employees of the MatlinPatterson Entities, and who is informed of the obligations under this Section 3;

3.1.6                     disclosed to the accountants, attorneys or other advisors of the MatlinPatterson Entities who have a need to know such confidential information in connection with the Investor’s interest in the Company, including its ownership of Capital Stock, and who is informed of the obligations under this Section 3;

3.1.7                     disclosed in connection with required or routine reporting to the Investor’s potential or current investors, members, partners and lenders of other financial or capital sources; provided that the transferee, acquirer or counterparty to such transaction is bound by confidentiality provisions that are no less restrictive than this Section 3;

3.1.8                     disclosed in connection with any proposed merger, sale of assets, business combination, financing, or other similar transaction in which any of the MatlinPatterson Entities may become a party; provided, that the counterparties to such transaction or potential transaction are bound by confidentiality provisions that are no less restrictive than this Section 3; or

3.1.9                     reasonably necessary for the Investor to perform any of its duties or obligations hereunder.

3.2                               The Investor shall be responsible for ensuring that Confidential Information disclosed pursuant to Sections 3.1.4 — 3.1.9 is not used by the recipient in any manner adverse to the Company and is not disclosed by such recipient and shall be liable for, and shall indemnify and make whole the Company for any such misuse or further disclosure of Confidential Information; provided that, the Investor shall have no such responsibility or liability, and shall have no obligation to indemnify or make whole the Company, for any such misuse or further disclosure of Confidential Information disclosed by the Investor pursuant to Sections 3.1.4-3.1.9, if the recipient thereof is at the time of receipt of such Confidential Information, or at any time thereafter, obligated to keep Confidential Information confidential pursuant to a separate agreement with the Company.

3.3                               In the event that the Investor is requested or required (by deposition, interrogatory, request for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) pursuant to law, regulation or a listing agreement with a securities exchange to disclose any of the Confidential Information, it shall provide the Company with prompt written notice of any such request or requirement so that the Company may (at the Company’s sole expense), if time permits, seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement.  If, in the absence of a protective order or other remedy or the receipt of a waiver by the Company, the Investor is nonetheless legally compelled to disclose Confidential Information to any tribunal or securities exchange, the Investor may, without liability hereunder, disclose to such tribunal or securities exchange only that portion of the Confidential Information that it reasonably believes is legally required to be disclosed; provided that the Investor exercises its reasonable efforts to preserve the confidentiality of such Confidential Information.

3.4                               Notwithstanding anything herein to the contrary, under no circumstances shall the Investor or its Affiliates disclose any Confidential Information to any direct, material competitors of the Company or its Subsidiaries or subsidiaries or controlling affiliates of such competitors, without the prior written consent of the Company (such consent not to be unreasonably  withheld).

4.                                      Registration Rights

4.1                               Shelf Registration

If requested by the Investor at any time following the first anniversary of the IPO, the Company will use its commercially reasonable efforts to qualify for registration on and to file, a registration statement on Form S-3 or any comparable or successor form or forms or any similar short-form registration (“Short-Form Registration Statement”), and such Short-Form Registration Statement will be a “shelf” registration statement providing for the registration, and the sale on a continuous or delayed basis, of the Registrable Securities pursuant to Rule 415.  In no event shall the Company be obligated to effect any shelf registration statement other than pursuant to a Short-Form Registration Statement.  Upon filing a Short-Form Registration Statement, the Company will, if applicable, use its commercially reasonable efforts to (i) cause such Short-Form Registration Statement to be declared effective, and (ii) keep such Short-Form Registration Statement effective with the SEC at all times.  Any Short-Form Registration Statement shall be re-filed upon its expiration, and the Company shall cooperate in any shelf take-down by amending or supplementing the registration statement related to such Short-Form Registration Statement as may be reasonably requested by a Holder or as otherwise required, until the Holders who would require such registration to effect a sale of the Registrable Securities no longer hold the Registrable Securities so registered; provided that no Holder may be permitted to sell under such “shelf” registration statement during such times as the trading window is not open for Company senior management in accordance with the Company’s policies.  The Company will pay all Registration Expenses incurred in connection with any Short-Form Registration Statement.  The Company shall use its commercially reasonable efforts to take such actions as are under its control to not become an ineligible issuer (as defined in Rule 405 under the Securities Act).

4.2                               Demand Registration

At any time following the expiration of any lock-up period relating to the IPO, the Investor may request in writing that the Company effect the registration of all or any part of the Registrable Securities held by the Holders on whose behalf the Investor has made the request (a “Registration Request”).  Promptly after its receipt of any Registration Request but no later than ten (10) days after receipt of such Registration Request, the Company will give written notice of such request to the other Holders, and will use its commercially reasonable efforts to register, in accordance with the provisions of this Agreement, all Registrable Securities that have been requested to be registered in the Registration Request or by the other Holders by written notice to the Company given within fifteen (15) Business Days after the date the Company has given such notice of the Registration Request; provided that, with respect to an underwritten offering, the Company will not be required to effect a registration pursuant to this Section 4.2 unless the value of Registrable Securities included in the Registration Request is at least $50 million.  Any registration requested by the Investor pursuant to this Section 4.2 is referred to in this Agreement as a “Demand Registration.”

4.3                               Limitations on Demand Registrations

The Investor will be entitled to initiate no more than three Demand Registrations, and the Company will not be obligated to effect more than one Demand Registration in any six month period.  No request for registration will count for the purposes of the limitations in this Section 4.3 if (i) the Registration Statement relating to such request is not declared effective within 180 days of the date such Registration Statement is first filed with the SEC (other than solely by reason of the participating Holders having refused to proceed or provide any required information for inclusion therein) and the Investor withdraws the Registration Request prior to such Registration Statement being declared effective, (ii) prior to the sale of at least ninety percent (90%) of the Registrable Securities included in the applicable registration relating to such request, such Registration Statement is adversely affected by any stop order, injunction or other order or requirement of the SEC or other Governmental Authority for any reason and the Company fails to have such stop order, injunction or other order or requirement removed, withdrawn or resolved to the Investor’s reasonable satisfaction within thirty (30) days of the date of such order, or (iii) the conditions to closing specified in the underwriting agreement entered into in connection with the registration relating to such request are not satisfied (other than as a result of a default or breach thereunder by the Investor or other Holders).  Notwithstanding the foregoing, the Company will pay all Registration Expenses in connection with any request for registration pursuant to Section 4.2 regardless of whether or not such request counts toward the limitation set forth above.

4.4                               Restrictions on Demand Registrations

If the filing, initial effectiveness or continued use of a Registration Statement would require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Board and counsel to the Company (i) would be required to be made in any Registration Statement so that such Registration Statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement, and (iii) would in the good faith judgment of the Board (A) reasonably be expected to adversely affect the Company or its business if made at such time, or (B) reasonably be excepted to interfere with the Company’s ability to effect a planned or proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction or (C) otherwise require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, then the Company may upon giving prompt written notice of such determination of the Board and counsel to the Company to the participants in such registration (each of whom hereby agrees to maintain the confidentiality of all information disclosed to such participants, provided that the Company shall not be required to disclose the nature of the delay or other confidential information) delay the filing or initial effectiveness of, or suspend use of, such Registration Statement; provided, that the Company shall not be permitted to do so (x) for more than sixty (60) days for a given occurrence of such a circumstance or (y) more than two (2) times during any twelve-month period.  In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, promptly upon their receipt of the notice referred to above, their use of any prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities.  If the Company so postpones the filing of a prospectus or the effectiveness of a Registration Statement, the Investor will be entitled to withdraw such request and, if such request is promptly withdrawn, such registration request will not count for the purposes of the limitation set forth in Section 4.3.  The Company will pay all Registration Expenses incurred in connection with any such aborted registration or prospectus.

4.5                               Selection of Underwriters

If the Investor intends that the Registrable Securities covered by the Registration Request shall be distributed by means of an underwritten offering, the Investor will so advise the Company as a part of the Registration Request, and the Company will include such information in the notice sent by the Company to the Holders with respect to such Registration Request.  In such event, the lead underwriter to administer the offering will be chosen by the Company in such offering, subject to the prior written consent of the Investor, not to be unreasonably withheld or delayed.  If the offering is underwritten, the right of any Holder to registration pursuant to this Section 4 will be conditioned upon such

Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting, and each such Holder will (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.  If any Holder disapproves of the terms of the underwriting, such Holder may promptly elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Investor.

4.6                               Priority on Demand Registrations

4.6.1                     The Company will not include in any Demand Registration by means of an underwritten offering pursuant to this Section 4 any securities that are not Registrable Securities, without the prior written consent of the Investor.  If the managing underwriters advise the Company that in their reasonable opinion the number of Registrable Securities (and, if permitted hereunder, other securities requested to be included in such offering) exceeds the number of securities that can be sold in such offering without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), the Company will include in such offering only such number of securities that in the reasonable opinion of such managing underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, Registrable Securities of any Holder on whose behalf the Investor has submitted a Registration Request, including the Investor, (ii) second, Registrable Securities of any other Holder who has delivered written requests for registration pursuant to Section 4.2, pro rata on the basis of the aggregate number of Registrable Securities owned by each such Person, and (iii) third, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement.

4.6.2                     Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 4 if the Company, within ten (10) days of the receipt of the request of the Investor, gives notice of its bona fide intention to effect the filing of a registration statement or prospectus supplement to a shelf registration statement with the SEC within forty five (45) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees, or any other registration which is not appropriate for the registration of Registrable Securities).

4.7                               Piggyback Registrations

4.7.1                     Whenever the Company proposes to register any of its Common Stock in connection with a public offering of such securities solely for cash, other than a registration pursuant to Section 4.2 or on Form S-4 or Form S-8 (or successor form), and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to the Holders of its intention to effect such a registration (but in no event less than ten (10) days prior to the anticipated filing date) and, subject to Section 4.7.3, will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after the date of the Company’s notice (a “Piggyback Registration”).  Any such Holder that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving prompt written notice to the Company and the managing underwriter, if any, on or before the fifth (5th) Business Day prior to the planned effective date of such Piggyback Registration.  The Company may terminate or withdraw any registration under this Section 4.7.1 prior to the effectiveness of such registration, whether or not the Holders have elected to include Registrable Securities in such registration.

4.7.2                     If the registration referred to in Section 4.7.1 is proposed to be underwritten, the Company will so advise the Holders as a part of the written notice given pursuant to Section 4.7.1.  In such event, the right of the Holders to registration pursuant to this Section 4.7 will be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting, and each such person will (together with the Company and the other Persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.  If any participating Holder disapproves of the terms of the underwriting, such Person may promptly elect to withdraw therefrom by written notice to the Company and the managing underwriter.

4.7.3                     If a Piggyback Registration relates to an underwritten offering, and the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, the securities the Company proposes to sell, (ii) second, Registrable Securities of the Investor to the extent it has requested registration of Registrable Securities pursuant to Section 4.7.1, (iii) third, Registrable Securities of the other Holders who have requested registration of Registrable Securities pursuant to Section 4.7.1, pro rata on the basis of the aggregate number of such securities or shares owned by each such Holder, and (iv) fourth, any other securities of the Company that have been requested to be so included.

4.8                               Registration Procedures

Subject to Section 4.3, whenever the Holders have requested that any Registrable Securities be registered pursuant to Section 41. or Section 4.2 of this Agreement, the Company will use its commercially reasonable efforts to effect the registration and sale of such commercially Registrable Securities as soon as reasonably practicable in accordance with the intended method of disposition thereof and pursuant thereto.  The Company shall use its commercially reasonable efforts to as expeditiously as possible:

4.8.1                     prepare and file with the SEC a Registration Statement with respect to such Registrable Securities, make all required filings with the Financial Industry Regulatory Authority and thereafter use its reasonable best efforts to cause such Registration Statement to become effective as soon as reasonably practicable and to remain effective as provided herein; provided that within a reasonable time before filing a Registration Statement or any amendments or supplements thereto, the Company will, at the Company’s expense, furnish or otherwise make available to the Holders’ Counsel copies of all such documents proposed to be filed and such other documents reasonably requested by such counsel, which documents will be subject to review and reasonable comment of such counsel at the Company’s expense, including any comment letter from the SEC with respect to such filing or the documents incorporated by reference therein, and if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s financial books and records, officers, accountants and other advisors;

4.8.2                     prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective for a period of either (A) not less than (i) six (6) months, (ii) if such Registration Statement relates to an underwritten offering, such longer period as, based upon the opinion of counsel for the underwriters, a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or (iii) continuously in the case of shelf registration statements and any shelf registration statement shall be re-filed upon its expiration (or in each case such shorter period ending on the date that the securities covered by such shelf registration statement cease to constitute Registrable Securities) or (B) such shorter period as will terminate when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement (but in any event not before the expiration of any longer period required under the Securities Act), and cause the related prospectus to be supplemented by any prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act;

4.8.3                     furnish to each participating Holder, and each managing underwriter, if any, such number of copies, without charge, of such Registration Statement, each amendment and supplement thereto, including each preliminary prospectus, final prospectus, any other prospectus (including any prospectus filed under Rule 424, Rule 430A or Rule 430B under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act), all exhibits and other documents filed therewith and such other documents as such Holder or such managing underwriter may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such Holder, and upon request a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other Governmental Authority relating to such offer;

4.8.4                     register or qualify (or exempt from registration or qualification) such Registrable Securities, and keep such registration or qualification (or exemption therefrom) effective, under such other securities or blue sky laws of such United States jurisdictions as any participating Holder reasonably requests and do any and all other acts and things that may be reasonably necessary or reasonably advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder (provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

4.8.5                     notify each participating Holder, the Holders’ Counsel and the managing underwriter(s), if any, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, prospectus or documents and, as soon as reasonably practicable (but subject to the delay provisions of Section 4.4), prepare and furnish to such Holder a reasonable number of copies of a supplement or amendment to such prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of any prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statement therein, in light of the circumstances in which they were made, not misleading;

4.8.6                     notify each participating Holder, the Holders’ Counsel and the managing underwriter(s), if any, (i) when such Registration Statement or the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such Registration Statement or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for any of such purposes, (iv) if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 4.8.11 below cease to be true and correct in any material respect, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

4.8.7                     upon the occurrence of an event contemplated in Section 4.8.5 or in Section 4.8.6(ii), 4.8.6(iii), 4.8.6(iv) or 4.8.6(v) (but subject to the delay provisions of Section 4.4), prepare a supplement or amendment to the Registration Statement or supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that such prospectus as thereafter delivered to the participating Holders will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

4.8.8                     cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange, or use its commercially reasonable efforts to cause all such Registrable Securities to be listed on the New York Stock Exchange or the NASDAQ Stock Market, as determined by the Company;

4.8.9                     provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

4.8.10              enter into such customary agreements (including underwriting agreements and, subject to Section 4.12, lock-up agreements in customary form, and including provisions with respect to indemnification and contribution in customary form; provided that any obligation to indemnify any Person pursuant to any agreement, including any underwriting agreement or other arrangement, shall be several, not joint and several, among such Holders selling Registrable Shares, and such liability shall be limited to the net amount received by such Holder from the sale of his, her or its Registrable Shares pursuant to such registration (which amounts shall include the amount of cash or the fair market value of any assets, including shares of the Common Stock, received in exchange for the sale or exchange of such Registrable Shares or that are the subject of a distribution) and the relative liability of each such Holder shall be in proportion to the such net amounts) and take all such other customary actions as the participating Holders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, making members of management and executives of the Company available to participate in “road show,” similar sales events and other marketing activities; provided that the Company shall not be required to make members of management and executives of the Company so available for more than five consecutive days or more than 10 days in any 365 day period);

4.8.11              in connection with any underwritten offering, make such representations and warranties to the participating Holders and the managing underwriter(s), if any, with respect to the business of the Company and the Company Subsidiaries, and the Registration Statement, prospectus, and documents incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by the issuer in underwritten offerings, and, if true, make customary confirmations of the same if and when requested;

4.8.12              if requested by any participating Holder, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Holder or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as reasonably practicable after the Company has received such request;

4.8.13              in the case of certificated Registrable Securities, cooperate with the participating Holders and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each Holder that that the Registrable Securities represented by the certificates so delivered by such Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the Holders or managing underwriters, if any, may request at least two business days prior to any sale of Registrable Securities;

4.8.14              make promptly available for inspection by any participating Holders and the Holders’ Counsel, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such Holder or underwriter, to the extent reasonably requested and solely for conducting customary due diligence, all financial and other records, pertinent corporate documents and documents relating to the business of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement, provided that it shall be a condition to such inspection and receipt of such information that the inspecting person (i) enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company and (ii) agree to minimize the disruption to the Company’s business in connection with the foregoing;

4.8.15              otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and any applicable national securities exchange;

4.8.16              timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

4.8.17              in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use every commercially reasonable effort to promptly obtain the withdrawal of such order;

4.8.18              obtain one or more comfort letters, addressed to the underwriters, if any, dated the effective date of such Registration Statement and the date of the closing under the underwriting agreement for such offering, signed by the Company’s independent public accountants (and if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) in customary form and covering such matters of the type customarily covered by comfort letters as such underwriters shall reasonably request;

4.8.19              provide legal opinions of the Company’s counsel, addressed to the underwriters, if any, dated the date of the closing under the underwriting agreement, with respect to the Registration Statement, each amendment and supplement thereto (including the preliminary prospectus) and such other documents relating thereto as the underwriter shall reasonably request in customary form and covering such matters of the type customarily covered by legal opinions of such nature; and

4.8.20              obtain any required regulatory approval necessary for the Holders to sell its Registrable Securities in an offering.

4.8.21              As a condition to registering Registrable Securities, the Company may require each Holder as to which any registration is being effected to furnish the Company with such information regarding such Person and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

4.9                               Registration Expenses

4.9.1                     Except as otherwise provided in this Agreement, all expenses incidental to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, duplicating and printing expenses, messenger, telephone and delivery expenses, expenses incurred in connection with any road show, and fees and disbursements of counsel for the Company and all independent certified public accountants and other persons retained by the Company (all such expenses, “Registration Expenses”), will be borne by the Company.  The Company will, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the expenses of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are required to be listed hereunder.  The Holders of the securities so registered shall pay all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities hereunder and any other Registration Expenses required by law to be paid by a selling holder pro rata on the basis of the amount of proceeds from the sale of their shares so registered.

4.9.2                     In connection with each Demand Registration and each Piggyback Registration, the Company will reimburse the Holders participating in such registration for the reasonable fees and disbursements of one counsel (“Holders’ Counsel”).

4.10                        Participation in Underwritten Registrations

4.10.1              No Holder may participate in any registration hereunder that is underwritten unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in the underwriting arrangements in customary form, entered into pursuant to this Agreement (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), provided, that no such Holder will be required to sell more than the number of Registrable Securities that such Holder has requested the Company to include in any registration), (ii) completes and executes all questionnaires, powers of attorney, indemnities (subject to Section 4.8.10 above), underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, provided, that such Holder shall not be required to make any representations or warranties other than those related to title and ownership of shares and as to the accuracy and completeness of statements made in a Registration Statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company or the managing underwriter(s) by such Holder, and (iii) cooperates with the Company’s reasonable requests in connection with such registration or qualification (it being understood that the Company’s failure to perform its obligations hereunder, which failure is caused by such Holder’s failure to cooperate with such reasonable requests, will not constitute a breach by the Company of this Agreement).  Notwithstanding the foregoing, the liability of any Holder participating in such an underwritten registration shall be limited to an amount equal to the amount of gross proceeds attributable to the sale of such Person’s Registrable Securities, including cash or the fair market value of any assets received in exchange or the subject of a distribution.

4.10.2              Each Holder that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.4, 4.8.5 and 4.8.6, such Holder will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until such Holder receives copies of a supplemented or amended prospectus as contemplated by such Section 4.8.5, 4.8.6 and 4.8.7.  In the event the Company gives any such notice, the applicable time period mentioned in Section 4.8.2 during which a Registration Statement is to remain effective will be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 4.10.2 to and including the date when each Holder of a Registrable Security covered by such Registration Statement will have received the copies of the supplemented or amended prospectus contemplated by Section 4.8.5, 4.8.6 and 4.8.7.

4.11                        Rule 144

The Company will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of a Holder, make publicly available such information as necessary to permit sales pursuant to Rule 144 or Regulation S under the Securities Act), and it will take such further action as any Holder may reasonably request, to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.  Upon the reasonable request of any Holder, the Company will deliver to such Holder a written statement, certified by the Company’s Chief Financial Officer, as to whether it has complied with such information requirements, and, if not, the specifics thereof.

4.12                        Holdback

In consideration for the Company agreeing to its obligations under this Agreement, the Investor (and any transferee) agrees in connection with any registration of the Company’s securities (whether or not such Person is participating in such registration) upon the request of the Company and the underwriters managing any underwritten offering of the Company’s securities, not to effect (other than pursuant to such registration) any public sale or distribution of Registrable Securities, including any sale pursuant to Rule 144 or Rule 144A, or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of or Transfer any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company without the prior written consent of the Company or such underwriters, as the case may be, during the Holdback Period; provided, that nothing herein will prevent any such Holder that is a partnership or corporation from making a distribution of Registrable Securities to the partners or shareholders thereof or a transfer to an Affiliate that is otherwise in compliance with applicable securities laws, so long as such distributees or transferees agree to be bound by the restrictions set forth in this Section 4.12.  With respect to such underwritten offering of Registrable Securities covered by a registration pursuant to Section 4.2, the Company further agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any Registration Statement (other than such registration or a Special Registration) covering any of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the Holdback Period with respect to such underwritten offering, if required by the managing underwriter.

5.                                       Additional Investor Rights.  For so long as the Investor, together with its Affiliates, owns total voting power of the Voting Stock representing at least 5% of the total voting power of Voting Stock and such contractual management rights are necessary to satisfy the requirements of management rights for purposes of qualifying its investment in the Company as a “venture capital investment” for purposes of the United States Department of Labor Regulations §2510.3-101 (the “Regulations”), the Investor shall be entitled to the following contractual management rights:

5.1                               Financial Statements and Other Information.  The Company shall deliver to the Fund:

5.1.1                     As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets for the Company and its Subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the period then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;

5.1.2                     As soon as available and in any event within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such year, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the year then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, together with an auditor’s report thereon of a firm of established national reputation; and

5.1.3                     To the extent the Company is required by law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act actually prepared by the Company as soon as possible.

5.2                               Inspection and Access.  The Company and its Subsidiaries shall provide to the Investor, true and correct copies of all documents, reports, financial data and other information as the Investor may reasonably request.  Additionally, the Company shall permit any authorized representatives designated by the Investor to visit and inspect any of the properties of the Company and its Subsidiaries or any of its Subsidiaries, including its and their books of account, and to discuss its and their affairs, finances and accounts with its and their officers, all at such times as the Investor may reasonably request.

5.3                               Right of Consultation.  Representatives of the Investor shall have the right to consult with and advise the management of the Company and its Subsidiaries, upon reasonable notice at reasonable times from time to time, on all matters relating to the operation of the Company and its Subsidiaries.

5.4                               In the event that the Investor determines that the foregoing rights are not sufficient to satisfy the requirements of management rights for purposes of qualifying its investment in the Company as a “venture capital investment” for purposes of the Regulations, the Company and the Investor shall reasonably cooperate in good faith to agree upon mutually satisfactory management rights that satisfy the Regulations.

5.5                               All rights granted to the Investor in this Section 5 are in addition to the rights provided to the Investor in its capacity as a holder of Capital Stock and nothing herein shall be construed to limit, restrict or impair any claim, right or privilege available, or granted, to the Investor pursuant to this Agreement or any other contractual arrangements with the Company.

6.                                      Miscellaneous

6.1                               Notices

6.1.1                     Any notice or other communication in connection with this Agreement (each, a “Notice”) shall be:

(a)                                  in writing in English;

(b)                                  delivered by hand, fax, registered post or by courier using an internationally recognized courier company.

6.1.2                     Notices to the Company shall be sent to at the following address, or such other person or address as the Company may notify to the Investor from time to time:

Global Aviation Holdings, Inc.

101 World Drive

Peachtree City, Georgia 30269

(770) 632-8000

Attention: Mark McMillin

with a copy to:

Bryan Cave LLP

One Atlantic Center

Fourteenth Floor

1201 W. Peachtree St., N.W.

Atlanta, GA 30309

Tel: (404) 572-6600

Fax: (404) 572-6999

Attention: Thomas R. McNeill

6.1.3                     Notices to the Investor shall be sent to at the following address, or such other person or address as the Investor may notify to the Company from time to time:

MatlinPatterson ATA Holdings LLC

c/o MatlinPatterson Global Advisers LLC

Madison Avenue

35th Floor

New York, New York 10022-4213

Phone:  (212) 655-9500

Fax:  (212) 651-4011

Attention:  General Counsel

with a copy to:

Bracewell & Giuliani LLP

1251 Avenue of the Americas

New York, NY 10036

Tel:  (212) 508-6100

Fax:  (212) 508-6101

Attention:  Robb Tretter

6.1.4                     Notices shall be effective upon receipt and shall be deemed to have been received:

(a)                                  at the time of delivery, if delivered by hand, registered post or courier; and

(b)                                  at the expiration of two hours after completion of the transmission, if sent by facsimile, provided that if a Notice would become effective under the above provisions after 5.30 p.m.  on any Business Day, then it shall be deemed instead to become effective at 9.30 a.m.  on the next Business Day.  References in this Agreement to time are to local time at the location of the addressee as set out in the Notice.

Subject to the foregoing provisions of this Section 6.1, in proving service of a Notice, it shall be sufficient to prove that the envelope containing such Notice was properly addressed and delivered by hand, registered post or courier to the relevant address pursuant to the above provisions or that the facsimile transmission report (call back verification) states that the communication was properly sent.

6.2                               Termination

This Agreement shall be effective as of the date hereof and shall terminate with respect to all provisions (other than Section 5 and Section 6), unless otherwise provided herein, on the date on which the Investor and it Affiliates cease to beneficially own, in the aggregate, at least ten percent (10%) of the voting power of Voting Stock.  The provisions of Section 4 shall terminate earlier, if on or before such date, there ceases to be any Registrable Shares outstanding.

6.3                               Governing Law

This Agreement and the rights and obligations of the parties hereunder and the Persons subject hereto shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to conflicts of laws rules that would require or permit the application of the laws of another jurisdiction.

6.4                               Submission to Jurisdiction

Each Party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of the courts of the state of Delaware and the federal courts of the United States of America located in the state of Delaware solely in respect of the interpretation and enforcement of the provisions of this agreement and in respect of the transactions contemplated hereby.  Each Party irrevocably agrees that all claims in respect of the interpretation and enforcement of the provisions of this agreement and in respect of the transactions contemplated hereby, or with respect to any such action or proceeding, shall be heard and determined in such a Delaware state or federal court, and that such jurisdiction of such courts with respect thereto shall be exclusive, except solely to the extent that all such courts shall lawfully decline to exercise such jurisdiction.  Each Party hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that it is not subject to such jurisdiction.  Each Party hereby waives, and agrees not to assert, to the maximum extent permitted by law, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this agreement may not be enforced in or by such courts.  Each Party consents to and grants any such court jurisdiction over the person of such parties in connection with, and over the subject matter of, any such dispute and agrees, to the maximum extent permitted by law, that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6.1 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

6.5                               Waiver of Jury Trial

Each Party to this Agreement acknowledges and agrees that any controversy that may arise under this agreement is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this agreement, or the breach, termination or validity of this agreement, or the transactions contemplated by this Agreement.  Each such Party certifies and acknowledges that (a) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) each such Party understands and has considered the implications of this waiver, (c) each such Party makes this waiver voluntarily and (d) each such Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 6.5.

6.6                               Severability

If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction, such holding shall not affect the validity or enforceability of the remainder of this Agreement in such jurisdiction or the validity or enforceability of this Agreement, including such provision, in any other jurisdiction, and such provision shall be revised or modified to the minimum degree necessary to render it valid and enforceable.

6.7                               Remedies

The Company and the Investor agree that money damages or other remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement (other than under Section 4) by them and that, in addition to all other remedies available to them, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including without limitation specific performance, without bond or other security being required.

6.8                               Entire Agreement

This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the matters referred to herein and supersede all prior agreements, understandings or representations, written or oral, and all contemporaneous oral agreements, understandings or representations, in each case among the parties with respect to such matters.

6.9                               Amendment and Waiver

No amendment, alteration or modification of this Agreement or waiver of any provision of this Agreement shall be effective against the Company, the Investor or any Holder unless such amendment, alteration, modification or waiver is approved in writing by the Company and the Investor.  The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.  The Company shall give notice of any amendment or termination hereof in accordance with this Section 6.9 to the Holders, other than the Investor, of which it is aware, provided, that such amendment or termination shall be binding on such Holders whether or not such notice is provided or received.

6.10                        Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.  Neither party shall assign any or all of its rights or obligations under this Agreement without the consent of the other party; provided that the Investor may assign its rights and obligations to any of its Affiliates without the consent of the Company; provided further, that registration rights set forth in Section 4 may be assigned (together with all related obligations), without the consent of the Company, to any permitted direct or indirect transferee of the Investor who after such Transfer shall own total voting power of Voting Stock representing at least ten percent (10%) of the total voting power of Voting Stock, some or all of which shall be Registrable Securities, and who agrees in writing (in a form reasonably satisfactory to the Company) to be subject to and bound by all the terms and conditions of Section 4 and this Section 6.  The rights or benefits of successors and permitted assigns of Investor under this Agreement are subject to Investor, together with its Affiliates, owning total voting power of Voting Stock representing at least ten percent (10%) of the total voting power of Voting Stock.

6.11                        No Third-Party Beneficiaries

Except as set forth in Section 6.10, nothing in this Agreement is intended to or shall confer any rights or benefits upon any person other than the parties hereto.

6.12        Counterparts

This Agreement may be executed in any number of counterparts (including by facsimile or other electronic transmission), each of which shall be an original and all of which taken together shall constitute one and the same agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

In Witness Whereof, the parties have executed this Agreement as of the date first above written.

Global Aviation Holdings, Inc.

By:

Name:

Title:

MatlinPatterson ATA Holdings LLC

By:

Name:

Title: